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                                                                    EXHIBIT 23.4


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 4, 2000 and December 28, 1999 on the financial statements of JB Systems, Inc. (d.b.a. Mainsaver), included in The Titan Corporation's Form 8-K/A dated April 17, 2000 and The Titan Corporation's Form 8-K/A dated January 24, 2000, respectively, and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

San Diego, California
July 5, 2000